Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS

ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES OXLEY

ACT OF 2002

The certification set forth below is being submitted in connection with the quarterly report of Epocrates, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Rosemary A. Crane, the Chief Executive Officer and Patrick D. Spangler, the Chief Financial Officer of the Company, each certifies that, to the best of his or her knowledge:

1.                                       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2011

/s/ ROSEMARY A. CRANE
Name: Rosemary A. Crane
Chief Executive Officer

/s/ PATRICK D. SPANGLER
Name: Patrick D. Spangler
Chief Financial Officer